Exhibit 4(a)

                     RESTATED INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made the 29th day of July, 1989, as restated the 1st day of March, 2005, by and between MERRILL LYNCH BALANCED CAPITAL FUND, INC., a Maryland corporation (the "Fund"), and MERRILL LYNCH INVESTMENT MANAGERS, L.P., a Delaware limited partnership (the "Advisor");

                              W I T N E S S E T H :

            WHEREAS the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended;

            WHEREAS the Advisor is engaged principally in rendering advisory services and is registered as such under the Investment Advisers Act of 1940; and

            WHEREAS the Fund desires to retain the Advisor to render investment supervisory and corporate administrative services to the Fund in the manner and on the terms hereinafter set forth,

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Advisor hereby agree as follows:

            1. The Fund hereby employs the Advisor to act as the investment advisor to and manager of the Fund and to manage the investment and reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Advisor


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hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation provided for herein. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

            2. (a) The Advisor shall regularly provide the Fund with investment research, advice and supervision and shall continuously furnish the Fund with an investment program for the assets of the Fund consistent with the principles set forth in the Articles of Incorporation, By-laws, Registration Statement and Prospectus of the Fund and the requirements of the Investment Company Act of 1940, as amended.

               (b) The Advisor is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Advisor will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

            3. (a) The Advisor, at its own expense, shall furnish to the Fund office space and all necessary office facilities, equipment and personnel for managing the affairs and investments and keeping the books of the Fund. The Advisor assumes and shall pay or reimburse, the Fund for the compensation of all officers and employees of the Fund and of all directors of the Fund who are interested persons (as defined in the Investment Company Act of 1940, as amended) of the Advisor. Except as otherwise expressly provided above, the Fund assumes and shall pay all expenses of the Fund, including, without limitation:
(1) the charges and expenses of any custodian or depositary appointed by the Fund for the safekeeping of its


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cash, securities and other property, (2) the charges and expenses of auditors,
(3) the charges and expenses of any transfer agents and registrars appointed by the Fund, (4) the compensation of all directors who are not interested persons of the Advisor, (5) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party, (6) interest charges, (7) all taxes and corporate fees payable by the Fund to Federal, state or other governmental agencies, (8) the cost of stock certificates representing shares of the Fund, (9) expenses in connection with the repurchase and redemption of shares of the Fund, (10) all expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders and (11) charges and expenses of legal counsel for the Fund.

               (b) The services of the Advisor to the Fund hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

            4. (a) As full compensation for the services and facilities provided by the Advisor hereunder, the Fund shall pay to the advisor at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, computed as of the time of close of trading on the New York Stock Exchange on each day on which such Exchange is open for trading during such month, as determined and computed in accordance with the answer to Item 6 to the Form N-1A of the Fund on file with the Securities and Exchange Commission at the following annual rates: 0.50% of that portion of the average daily net assets not exceeding $250,000,000; 0.45% of that portion of the average daily net assets exceeding $250,000,000 but not exceeding $300,000,000; 0.425% of that portion of the average daily net assets exceeding $300,000,000 but not exceeding $400,000,000; and 0.40% of that portion of the average daily net assets exceeding $400,000,000. During any period when the determination of asset value is


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suspended by the Board of Directors of the Fund, the asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the asset value at the close of each succeeding business day until it is again determined.

               (b) In the event the total ordinary operating expenses of the Fund in any fiscal year, inclusive of the fee paid to the Advisor pursuant to the preceding paragraph but excluding taxes and governmental fees, interest paid and brokerage commissions paid and expenses of extraordinary items such as litigation, shall exceed an amount equal to 1-1/2% of the first $30,000,000 of net assets of the Fund and 1% of the average month-end total net assets of the Fund, based upon computations of net asset value of the Fund made monthly, the Advisor shall pay on behalf of the Fund, or reimburse the Fund for, any amount by which such total expenses exceed such amount. Whenever the expenses of the Fund exceed a pro rata portion of the annual expense limitation herein provided for, the estimated amount of reimbursement under such expense limitation shall be applied as an offset against the monthly payment of the investment advisory fee due to the Advisor.

            5. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale or redemption of any securities on the recommendation of the Advisor. Nothing herein contained shall be construed to protect the Advisor against any liability to the Fund or its security holders to which the Advisor shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Advisor's obligations and duties under this Agreement or the violation of any applicable law.


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            6. Unless sooner terminated as provided in Section 7, this Agreement shall continue in effect for a period of one year and from year to year thereafter if such continuance is specifically approved at least annually by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund and, provided that in either event such continuance is also approved by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended) of any such party.

            7. (a) This Agreement may be terminated at any time without payment of any penalty by the Fund (i) on sixty days written notice to the Advisor, (ii) by vote of the Board of Directors of the Fund or (iii) by vote of a majority of the outstanding voting securities of the Fund, or by the Advisor on sixty days written notice to the Fund.

               (b) This Agreement will automatically terminate in the event of its assignment (as defined in the Investment Company Act of 1940, as amended).

            8. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Fund.


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            IN WITNESS WHEREOF, the parties hereto have executed this restated
Agreement on the day and year first above written.

                                               MERRILL LYNCH BALANCED CAPITAL
                                               FUND, INC.

                                               By /s/ Donald C. Burke
                                                  ----------------------
                                                  Name:  Donald C. Burke
                                                  Title: Vice President

                                               MERRILL LYNCH INVESTMENT
                                               MANAGERS, L.P.

                                               By PRINCETON SERVICES, INC.,
                                                  General Partner

                                               By /s/ Donald C. Burke
                                                  ----------------------
                                                  Name:  Donald C. Burke
                                                  Title: Vice President